CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Alpine Summit Energy Partners, Inc. (the "Company") on Form 10-Q for the period ended March 31, 2023, as filed with the Securities and Exchange Commission (the "Report"), I, Darren Moulds, Principal Financial and Accounting Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)  The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)  The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

	By:	/s/ Darren Moulds
Name: Darren Moulds
Date: May 15, 2023		Title: Chief Financial Officer (Principal Financial and Accounting Officer)